Exhibit 10.20

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of April 16, 2008 (the “Effective Date”), by and between Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership (“Assignor”), Local Insight Regatta Holdings, Inc., a Delaware corporation (“Assignee”), and Local Insight Media, Inc., a Delaware corporation (“Consultant”). Assignor, Assignee and Consultant are each individually referred to herein as a “Party,” and collectively referred to as the “Parties.”

RECITALS

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume, all Assignor’s rights and obligations under that certain Consulting Agreement (the “Consulting Agreement”) dated as of January 3, 2007, by and between Assignor and Consultant;

WHEREAS, the Consulting Agreement permits Assignor to assign its rights and obligations under the Consulting Agreement with Consultant’s prior written consent; and

WHEREAS, Consultant is prepared to consent to Assignor’s assignment of its rights and obligations under the Consulting Agreement to Assignee;

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Assignment and Assumption.

1.1 Assignor hereby assigns, transfers and sets over to Assignee, and Assignee hereby assumes, all Assignor’s right, title, interest, powers, privileges, remedies, duties, liabilities and obligations under the Consulting Agreement. As of the Effective Date, Assignee shall become entitled to all such right, title, interest, powers, privileges and remedies of Assignor and subject to all such duties, liabilities and obligations of Assignor, in each case as if Assignee were the original party to the Consulting Agreement.

1.2 Consultant hereby consents to the assignment and assumption described in Section 1.1.

2.	Miscellaneous.

2.1 This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without regard to conflicts of law provisions.

2.2 This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original and any or all of which shall constitute one and the same agreement.

2.3 This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof. This Agreement shall not be altered, amended, modified or otherwise changed by any oral communications of any kind or character, or by any written communication, unless signed by a duly authorized representative of each of the Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

WELSH CARSON, ANDERSON & STOWE IX, L.P.

By:	WCAS IX Associates LLC
Its:	General Partner

By:	/s/ John Almeida, Jr.
John Almeida, Jr.
Managing Member

LOCAL INSIGHT REGATTA HOLDINGS, INC.

By:	/s/ John S. Fischer
Name: John S. Fischer
Title: General Counsel and Secretary

LOCAL INSIGHT MEDIA, INC.

By:	/s/ John S. Fischer
Name: John S. Fischer
Title: General Counsel and Secretary